Exhibit 10.5

                  AGREEMENT FOR THE PURCHASE AND SALE OF ASSETS
                  ---------------------------------------------

         This is an Agreement for the Purchase and Sale of Assets made this 11th day of August, 2005, between Vacation and Cruise Resources, Inc. DBA Miami Cruise Center, a Florida Corporation, (hereinafter referred to as "Seller") and Joystar, Inc., a California Corporation, (hereinafter referred to as "Buyer"), whose address is 9574 Harding Ave., Surfside, Dade County, Florida 33154 with reference to the following facts:

                  A. Seller is the owner of certain assets and lessee under a month to month tenancy used in connection with the operation of a travel agency known as Miami Cruise Center (hereinafter referred to as the "Business").

                  B. Seller desires to sell to Buyer and Buyer desires to purchase from Seller certain assets of the Business (hereinafter referred to as the "Assets"), subject to the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the promises and the agreements contained herein the parties agree as follows:


                                   SECTION 1.
                           PURCHASE AND SALE OF ASSETS
                           ---------------------------

         1. At the Closing, as hereinafter defined, Buyer agrees to purchase from Seller and Seller agrees to sell to Buyer, on the terms and conditions set forth herein, the following Assets owned by Seller:

                  (a) The travel agency businesses known as Vacation and Cruise Resource, Inc. DBA Miami Cruise Center, located in Dade County, Florida 33154.

                  (b) The telephone system and or numbers presently operated by the travel agency of Seller and used in connection with the Business.

                  (c) The goodwill of the Business, including without limitations the names Vacation and Cruise Resource, Inc. DBA Miami Cruise Center.

                  (d) All of the office furniture, furnishings, fixtures and equipment used in the Business located at 9574 Harding Ave., Surfside, Dade County, Florida 33154 as set forth in the inventory attached hereto as Exhibit "1" and by this reference made a part hereto. Specifically excluded are the artwork, personal photographs and personal effects that belong to the Seller, and set out in Exhibit "1".

                  (e) All leasehold improvements of Seller at 9574 Harding Ave., Surfside, Dade County, Florida 33154.

                  (f) All customer files, customer lists, existing commercial accounts and work in process of the Business; the customer list is attached hereto as Exhibit "2" and by this reference made a part hereto.

                  (g) All deposits of customers held by the Business and on hand at the Closing and not yet remitted to travel suppliers, together with documentation explaining or relating to said deposits, which shall be transferred to Buyer at Closing.

                  (h) Seller's CLIA number or other regulatory appointments. Buyer is not purchasing the right to transfer Seller's ARC number to Buyer.

                  (i) All miscellaneous office equipment, supplies, including current subscriptions, located or sent to the Business or premises.

                  (j) All existing tours, groups or programs developed for sale to the clients and future clients of the Business.

                  (k) All correspondence files, research data, reports, performance history with respect to the business (expect documents and records which relate to or comprise Seller's accounting and tax records).

                  (l) The assignment of Seller's rights (to the extent same are assignable) to all insurance, bonds, licenses, permits in the name of the Business or by which the business is conducted, subject to the requirement to make notification of transfer rights. Seller shall use its best efforts to obtain said assignments.

                  (m) All electronic and data processing files, programs and records used in connection with the Business.

                  (n) All contracts, agreements and arrangements between the Seller and its various suppliers (including suppliers of service as well as goods and materials and any override agreements) entered into in connection with the Business and referenced in Exhibit "3" attached hereto and made a part of this Agreement.

                  (o) All reservations and orders for trips, tours, and other services and programs offered by seller in connection with the Business whether or not completed prior to Closing.

                  (p) All assets acquired after the date of this Agreement and prior to the Closing if such assets would have been a part of the Business.

                  (q) Seller shall transfer all of the intangible assets, including but not limited to, trade names, common law or actual trademarks, service marks and copyrights. Buyer has agreed that Seller shall transfer all of the presently intangible assets, including but limited to, trade names, common law or actual trademarks, service marks and copyrights. Buyer and Seller agree that the Travelmoore name is an asset exclusively owned by Buyer as of the Closing.

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         1.2 The following assets will be excluded from the Asset Purchase and remain an asset of Seller:

                  (a) Balances in all existing bank accounts (other than customer deposits), accounts receivable of the Business as of the date of the Closing, and tax deposits made by the Business.

                                   SECTION 2.
                                 PURCHASE PRICE
                                 --------------

         As full payment for the transfer of the assets, assumption of the contracts and liabilities as set forth herein, and assignments by Seller to Buyer, Buyer agrees to pay to Seller the sum of Ninety Three Thousand Seven Hundred and Fifty dollars ($93,750.00) payable as follows:

                  (a) A check in the amount of Fifteen Thousand dollars ($15,000.00).

                  (b) An additional sum of Ten Thousand dollars ($10,000.00) shall be paid to Seller in two payments of Five Thousand dollars ($5,000.00) each, 30 days and 60 days of the anniversary of closing. .

                  (c) One Hundred Thirty Seven Thousand Five Hundred (137,500) restricted shares of Joystar, Inc.

                                   SECTION 3.
                                SALES AND USE TAX
                                -----------------

         4. Seller shall pay all sales and use taxes arising out of the transfer of the Assets. Buyer shall not be responsible for any business, occupation, withholding or similar tax or any taxes of any kind relating to any period prior to the Closing.


                                   SECTION 4.
                     ASSUMPTION OF CONTRACTS AND OBLIGATIONS
                     ---------------------------------------

         5. At the Closing, Buyer will assume the following financial obligations but will not have the contracts or leases put in Buyer's name unless Buyer agrees to, in writing, a part of this Agreement.

                  (a) The payments are the only obligation relating to the CRS contract as stated hereinabove in Section 1(q).

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                  (b) The premises at 9574 Harding Ave., Surfside, Dade County,
Florida 33154. Buyer agrees to pay any financial obligation arising from the Business residing at that location at the time of closing.

                  (c) If there are any contracts or obligations that Buyer specifically will assume these will be listed as an attachment hereto as Exhibit "4" and by this reference made a part thereof.

                                   SECTION 5.
                                     CLOSING
                                     -------

         6. The Closing shall occur no later than sixty (60) days after the execution of this Agreement.

                  (a) Buyer and Seller agree to meet no less than 7 calendar days shortly before the Closing in order to jointly quantify and inventory all assets being transferred to Buyer. The Parties hereto agree Seller will transfer the customer deposits existing at the time of this meeting herein described along with a list of all deposits currently on hand. Buyer shall acknowledge the same by written receipt.

                  (b) Seller shall deliver at the Closing a Bill of Sale for the Business along with any and all documents required for Buyer to effect full possession and control of the Business.

                  (c) On the Closing date, the Buyer shall begin paying all costs and expenses necessary for the operation of the Business, including but not limited to rent, personal property taxes, and other payments made or to be made by Seller, pursuant to the rental agreement together with all taxes, special assessments, insurance premiums, bonding costs and expenses, telephone charges, employees, salaries and miscellaneous expenses. The Parties shall prorate the cost of such items as of the Closing, and the Buyer charged for the period thereafter.

                  (d) All override commissions earned prior to the Closing shall belong to the Buyer.

                  (e) All commissions, service fees and payments for services where deposits were made while Seller owned the Business but final payment has not been made as of the Close, shall belong to the buyer.

                  (f) Recalled commissions, credits and refunds to Clients, and other debits to the business shall be charged to the Buyer and Seller in a manner determined by the date of the transaction, so that Seller is responsible for debits on invoices dated prior to the Closing.

                  (g) Seller shall pay to the employees all accrued vacation time and medical days off for all employees and any other employee benefits which accrued prior to the Closing. This is to be paid at the Closing directly to the employees.

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                  (h) Seller shall have the right to cancel Seller's agreements with the utility companies so long as Buyer is provided an opportunity to obtain the furnishings of such utilities to the premises in Buyer's name without any interruptions in service. Any refund of deposit for services shall be returned to Seller.

                  (i) Seller, at the Closing, shall assign to Buyer any and all rights to use the names "Vacation and Cruise Resources, Inc. DBA Miami Cruise Center."

                  (j) Seller must notify the Attorney General's Office, or other applicable entity(s) of the sale pursuant to any forum state Seller of Travel Law.

                                   SECTION 6.
                            CONDITION TO THE CLOSING
                            ------------------------

         7. The obligations of each Party hereto to close the transaction contemplated by this Agreement at the Closing shall be conditioned upon: 1) the performance on or before the Closing of the obligations of the other Parties hereto to be preformed by them on or before the Closing; and 2) the accuracy of all representations and warranties of the Parties hereto, on, and as if made on the date of the Closing. Satisfaction of any such condition of the Closing may be waived by the Party entitled to the satisfaction of such conditions:

                  (a) At the Closing, Seller shall deliver to Buyer the following:

                           1. Bill of Sale, assignments and such other
instruments of transfer and documents as may be necessary or appropriate to transfer, convey and assign to Buyer good and marketable title to all assets;

                           2. Assignments, commitments or documents which Seller
is a Party to on the Closing date;

                           3. Seller will deliver to Buyer a check payable to
the Buyer for all customer deposits belonging to Buyer after Closing;

                           4. List of accounts receivable.

                  (b) At the Closing, the Buyer will deliver to the Seller the following:

                           1. A check in the sum of Fifteen Thousand dollars
($15,000.00) as required in section 2(b);

                           2. Acceptance of agreed to contract assignments and
obligations;

                           3. Promissory Note for the balance of the purchase
price; per Sec. 2(c)

                  (c) Seller covenants that from this Agreement until the
Closing:

                           1. Buyer and its accountants and other
representatives shall have full access during normal business hours to all data and information concerning the business and finances of the Agency that may be reasonably requested. Buyer agrees that if for any reason the transaction contemplated hereby shall not be consummated, it will


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hold in confidence all non-public information it may have learned or obtained concerning the business and return to Seller all books, records, documents and other written information obtained by it in the course of any investigation hereunder.

                           2. Seller will carry on its business and activities
diligently and in substantially the same manner as it previously has been carried out, and shall not make or institute any unusual or novel methods or sale, management or operation that will vary materially from those methods used by Seller as of the date of the Agreement.

                           3. Seller will use its best efforts to preserve its
business organization intact, to keep available to Seller its present employees and to preserve its present relationship with suppliers, customers and other having a business relationship with it. Seller will not make any personal changes or adjust any salaries or other compensation or benefits without Buyer's approval. Seller will not enter into any new contract or amend any existing contract, agreement or obligation without Seller's knowledge previously to signing any said obligation.

                           4. Seller will continue to carry its existing
insurance until Closing, and after when warranted.

                                   SECTION 7.
       REPRESENTATION, WARRANTIES, AND COVENANTS OF SELLER AND STOCKHOLDER
       -------------------------------------------------------------------

         8. Seller and Stockholder, in order to induce Buyer to enter into this Agreement and to complete the transactions herein contemplated, make the following representations, warranties, covenants and agreements, jointly and severally:

                  (a) Seller is a corporation duly organized and validly existing and in good standing under the laws of the State of Florida, with full power, corporate and other, to own its assets and to conduct the Business in which it is now engaged. Seller does not conduct any portion of the Business through a subsidiary or in any other form of common enterprise with another person or entity.

                  (b) Seller has the full right, power, legal capacity and authority to enter into this Agreement and to perform its or their respective obligations hereunder.

                  (c) At the Closing, Seller shall have good and marketable title to, and shall have the full right to sell, assign, transfer and convey to Buyer each item of personal property included in the Business and personal property is free and clear of any conditional sales contract or encumbrance against the property.

                  (d) Seller does not own, use or rely upon any trademarks; trade names, franchises or related names other than Vacation and Cruise Resources, Inc. DBA Miami Cruise Center.

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                  (e) Upon the transfer and assignments of the assets and
Business, Buyer will have acquired good and marketable title to the sale and exclusive ownership of the assets of the Business free and clear, unless disclosed in writing to the Buyer in an Exhibit to this Agreement.

                  (f) All employees of Seller will be terminated at Closing by Seller. No employee can make a claim for vacation or sick leave to Buyer. There are no employment agreements to which Seller is a Party or by which Seller is bound.

                  (g) Except as set forth in Exhibit "6", there are no bonus, incentive, profit-sharing, pension, retirement, deferred compensation, or other employee pension or fringe benefit programs.

                  (h) Except as set forth in Exhibit "7", to Seller's knowledge there are no actions, suits, proceedings or claims pending, threatened against or affecting Seller or any portion of the Business. There are no orders, judgments or decrees outstanding against Seller.

                  (i) Seller is in compliance with all laws, ordinances, requirements, decrees and orders which materially affect the Business.

                  (j) Exhibit "8" is a complete list of all accounts of the Business who have purchased travel during the last twelve (12) months. There has not been a material change in the clients except those already discussed with Buyer. Seller cannot warrant or represent that Clients will remain after the Closing but Seller will make all efforts to assure that Clients are maintained and serviced as previously by the Business.

                  (k) Seller has filed all taxes within the legal requirements and has paid said taxes, fees or assets of any nature to anyone which will affect Buyer's title to the Assets.


                                   SECTION 8.
                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

         9. Buyer, in order to induce Seller to enter into this Agreement and to consummate the transaction herein contemplated, make the following representations, warranties and agreements:

                  (a) Buyer is not subject to any corporate restrictions that would prevent or restrict it from executing and delivering this Agreement or acquiring the Business and paying the purchase price therefore, in accordance with the terms hereof.

                  (b) Buyer represents that it is duly authorized to enter into this Agreement and perform its obligations hereunder.

                  (c) Buyer represents that it is a corporation duly organized and in good standing under the laws of Florida.

                                   SECTION 9.
                                 INDEMNIFICATION
                                 ---------------

         12. Seller will protect, defend, indemnify, and hold harmless Buyers from and against (i) any and all liabilities, obligations, debits or commitments, of Seller or the Business arising from any action that occurred prior to the closing and not expressly assumed by Buyer hereunder, and (ii) any and all demands, claims, recoveries, obligations, losses, damages, deficiencies and liabilities and all related costs, expenses (including Attorney's fees), interest and penalties which Buyer shall incur or suffer which arise, result from or relate to (a) the breach of, or failure to perform or satisfy any of the representations, warranties, covenants or agreements made by Seller under this Agreement, (b) any action, suit, proceeding, claims, arbitration or investigation pending, threatened against or affecting Seller or any portion of the Business as of the Closing date, in any Court or before any governmental agency or instrumentality based upon or arising from any act, event, or transaction involving, or any action taken by Seller which occurred, existed or was taken on or before the Closing, regardless of when liability therefore shall be deemed or claimed to arise.

         12.1 Buyer will protect, defend, indemnify and hold harmless Seller from and against any and all demands, claims, recoveries, obligations, losses, damages, deficiencies and liabilities and all related costs, expenses (including Attorney's fees), interest and penalties which Seller incur or suffer and arise, result from, or relate to (a) the breach of, or failure to perform or satisfy, any of the representations, warranties or covenants made by Buyer in or under this Agreement or (b) any claim or claims made or threatened against Seller based upon or arising from any act, event, or transaction involving the conduct of Buyer, Buyer's employees, contractors or Agents working with or in the Business after the Closing.

         12.2 With respect to those actions described I Sec. 12, 12.1 above, Buyer shall give Seller, and Seller shall give Buyer, prompt notice of the assertion or commencement of any action, suit, claim proceeding, arbitration or investigation, and shall give said Party receiving notice a reasonable opportunity to defend same as its own expense and with counsel of its own selection; provided that the Party giving notice shall at all times also have the right to fully participate in the defense at its own expense. If the Party receiving notice shall fail to defend in a reasonable time, the Party giving notice shall have the right but not the obligation to undertake the defense of the claims on behalf of the other Party. If the claims are against the Seller, and the Seller is adjudicated at fault and the Buyer has defended the action, the Buyer has the right to offset the cost of litigation and/or judgment against the balance due Seller under this Agreement.


                                   SECTION 10.
                                ENTIRE AGREEMENT
                                ----------------

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         13. This Agreement including Exhibits constitutes the entire Agreement between the Parties hereto and supersedes all prior and contemporaneous Agreements, understanding negotiations, letter of intent and discussions between the Parties and their counsel, and there are no warranties, representations, covenants or other agreements between the Parties in connection with the subject matter except as specified herein. Any modification of this Agreement must be executed in writing and signed by both Seller and Buyer. No waiver of any of the provisions of this Agreement shall be deemed or construed as a waiver or any other provision herein, whether or not similar, nor shall any waiver constitute a continuing waiver unless expressly provided.


                                   SECTION 11.
                             ATTORNEY REPRESENTATION
                             -----------------------

         14. The Parties acknowledge that the Law Office of Alexander Anolik has represented Joystar, Inc. in this transaction and in connection with the negotiations and has not provided advice to Seller.


                                   SECTION 12.
                          MODIFICATION OF THE AGREEMENT
                          -----------------------------

         15. The Parties hereto may amend or modify this Agreement in such manner as may be agreed upon by a written instrument executed by the Parties.


                                   SECTION 13.
                                   SUCCESSORS
                                   ----------

         16. This Agreement shall benefit and be binding upon the respective heirs, executors, administrators, legatees, distributes, devisees, representatives, assigns and other successors of each Party.

                                   SECTION 14.
                              EXECUTORY PROVISIONS
                              --------------------

         17. The Parties hereto agree to execute and deliver any other documents, and to take any other actions which may be necessary to carry out the full intent and purpose of this Agreement.

                                   SECTION 15.
                                 INTERPRETATION
                                 --------------

         18. This Agreement has been negotiated by and entered into by and among the Parties in the County of Orange State of California and this Agreement shall be construed and interpreted according to the laws of the State of California.

                                   SECTION 16.
                                   ARBITRATION
                                   -----------

         19. Any dispute or claim in law or equity arising out of this agreement will be decided by neutral binding arbitration in accordance with applicable state law and not by court action except as provided by California law for judicial review or arbitration proceedings. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The parties will have the right to discovery in accordance with applicable state law.

                                   SECTION 17.
                                 ATTORNEY'S FEES
                                 ---------------

         20. In the event any action or suit commenced between the Parties hereto relating to this Agreement, the prevailing Party in such litigation shall be entitled to collect from the other Party all reasonable Attorney's fees and court costs incurred by such prevailing Party in enforcing the provisions of this Agreement.



                                   SECTION 18.
                                      NOTES
                                      -----

         21. All notices, requests and communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered, with postage prepaid.


                  A.   To Seller:   Larry B. Norman
                                    c/o Miami Cruise Center
                                    9574 Harding Ave.
                                    Surfside, Dade County, Florida 33154


                  B.  To Buyer:     William M. Alverson c/o Joystar, Inc.
                                    95 Argonaut Suite 100
                                    Aliso Viejo, CA  92656


         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SELLER:                                     __________________________


                                    BY:     __________________________
                                            (______________________)


BUYER:                              (_______________________)


                                    BY:     ___________________________
                                            (___________________)





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